UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021 (April 30, 2021)

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2021, Harrow Health, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with B. Riley Securities, Inc. (the “Purchaser”) pursuant to which the Company issued and sold an aggregate of 440,000 shares (the “Shares”) of the Company’s newly created Series B Cumulative Preferred Stock, par value $0.001 per share and liquidation preference of $25.00 per share (the “Series B Preferred Stock”), for a net purchase price of approximately $10.7 million. The Shares were sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”). The Company expects to use the net proceeds for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures and funding working capital.

The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 5, 2021, the Company issued a press release announcing the Series B Preferred Stock transaction. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On April 30, 2021, the Company terminated the term loan and security agreement (the “Loan Agreement”), dated as of July 19, 2017, as amended, by and among the Company and certain of its affiliates, as borrowers, SWK Funding LLC, as lender and collateral agent (“SWK”) and the other lenders party thereto, which provided for a senior secured term loan of up to $22 million, and all outstanding amounts under such loan were repaid in full, and all security interests and other liens granted to or held by SWK were terminated and released. The aggregate principal amount of the loan outstanding under the Loan Agreement was approximately $14.4 million at the time of termination and the loan bore interest at a per annum rate of the three-month LIBOR rate (subject to a 2.0% floor) plus 10.00%. At the time of termination, the Company also paid SWK approximately $325,000 in accrued interest under the Loan Agreement and an exit fee of $850,000. Absent termination, the loan made pursuant to the Loan Agreement would have matured on July 19, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced, on April 15, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of $50.0 million aggregate principal amount of 8.625% Senior Notes due 2026 (the “Original Notes”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional $5.0 million aggregate principal amount of Original Notes (the “Additional Notes” and together with the Original Notes, the “Notes”). On May 3, 2021, the Underwriters notified the Company of the exercise of the Option in full.

On May 5, 2021, the Company completed the offering and sale of the Additional Notes. The Additional Notes were issued pursuant to, and are governed by, that certain Indenture (the “Base Indenture”) and that certain First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) each dated April 20, 2021, between the Company and U.S. Bank National Association, as trustee, pursuant to which the Original Notes were issued, and have identical terms to the Original Notes.

The foregoing is not a complete description of the Additional Notes. Accordingly, the summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture and the First Supplemental Indenture, including the Form of Global Note attached as Exhibit A thereto, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to this report and are incorporated herein by reference.

A copy of the opinion of Waller Lansden Dortch & Davis, LLP relating to the validity of the Additional Notes is attached as Exhibit 5.1 hereto.

On May 5, 2021, the Company issued a press release announcing the exercise and issuance of the Additional Notes. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The Shares of Preferred Stock were offered and sold to the Purchaser, who is an accredited investor, in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 3.03 Material Modifications to Rights of Security Holders.

On May 5, 2021, the Company filed the Certificate of Designation (the “Certificate of Designation”) for the Series B Preferred Stock with the Secretary of State of the State of Delaware, which became effective upon acceptance for record. The Certificate of Designation designated a total of 440,000 shares of preferred stock as Series B Preferred Stock.

As set forth in the Certificate of Designation, the Series B Preferred Stock, as to dividend rights and rights upon the liquidation, dissolution or winding-up of the Company, will rank (i) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company expressly designated as ranking junior to the Series B Preferred Stock; (ii) on parity with any future class or series of the Company’s equity securities expressly designated as ranking on parity with the Series B Preferred Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company, none of which exists on the date hereof; and (iv) effectively junior to all of the Company’s existing and future indebtedness (including indebtedness convertible into the Company’s common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Company’s existing or future subsidiaries. Holders of Series B Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 9.50% of the $25.00 liquidation preference per year (equivalent to $2.375 per share per year); provided, however, that for each thirty (30) day period following May 5, 2021, the dividend rate shall be increased in increments of fifty (50) basis points, and effective September 30, 2021, the dividend rate shall be set at 12%, and for each thirty (30) day period thereafter, the dividend rate shall be increased in increments of one hundred (100) basis points except as otherwise limited by applicable law. Dividends will be payable quarterly in arrears, on or about the 15th of January, April, July and October, beginning on or about July 15, 2021. The Company is entitled to redeem the Series B Preferred Stock at any time.

This description of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information relating to the Certificate of Designation set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events

The Company’s Unaudited Pro Forma Consolidated Balance Sheet at December 31, 2020, giving effect to the sale of Preferred Stock and the issuance of Additional Notes, among other matters, is attached to this report as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation designating the Series B Cumulative Preferred Stock of the Company

4.1	Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank National Association, as Trustee (a)

4.2	First Supplemental Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank National Association, as Trustee (a)

4.3	Form of 8.625% Senior Note due 2026 (included in Exhibit 4.2) (a)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

10.1	Securities Purchase Agreement, dated as of May 5, 2021, by and between the Company and B. Riley Securities, Inc.

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1 hereto)

99.1	Press Release, dated May 5, 2021 (Preferred Stock)

99.2	Press Release, dated May 5, 2021 (Senior Notes)

99.3	Unaudited Pro Forma Consolidated Balance Sheet

(a)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed April 20, 2021 (File No. 001-35814)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: May 5, 2021	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer